Exhibit 99.2

GATES ANNOUNCES PRICING OF

$568 MILLION OF 6.25% SENIOR NOTES DUE 2026

Denver, Colorado, November 20, 2019. Gates Industrial Corporation plc (NYSE: GTES, “Gates”) announced today that its indirect subsidiaries Gates Global LLC and Gates Corporation (the “Issuers” and, together with Gates, the “Company”) finalized the terms of the previously announced offering of $568.0 million aggregate principal amount of 6.250% Senior Notes due 2026 (the “notes”). Gates anticipates that consummation of the offering will occur on November 22, 2019, subject to customary closing conditions. The Company intends to use the proceeds from the offering, together with cash on hand, to redeem all $568.0 million in aggregate principal amount of its outstanding 6.000% Senior Notes due 2022 (the “2022 Notes”) and to pay fees and expenses incurred in connection with the offering and the redemption of the 2022 Notes.

The notes offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered by the initial purchasers only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Gates:

Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 120 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements and Information:

This press release contains forward-looking statements, which involve risks and uncertainties. Forward-looking statements include all statements that are not historical facts. In some cases you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements, including our ability to consummate the offering of the notes on the expected terms, the intended use of the proceeds thereof and potential changes in market conditions, are based on the Company’s current expectations and actual results may differ materially. Other risks and uncertainties are more fully described in the section entitled “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts:

Bill Waelke

(303) 744-4887

investorrelations@gates.com